Eclipsys to Acquire MediNotes, Leader in Physician Practice Solutions

— Acquisition to Expand Eclipsys Presence in Physician Office Market;
MediNotes Solutions in Over 5,000 Practices —

Atlanta, GA & West Des Moines, IA — Sept. 19, 2008 — Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, and MediNotes Corporation today announced the signing of a definitive agreement for Eclipsys to acquire MediNotes, a privately held industry leader in physician practice information solutions.

The announcement was made on the eve of the 6th Annual MediNotes Business Partner Conference, held Saturday through Tuesday, Sept. 20-23, in Las Vegas. A significant portion of MediNotes sales are generated through these strategic partners.

MediNotes, based in West Des Moines, IA, has practice management and electronic medical record (EMR) solutions in over 5,000 medical practices across the U.S. “Added to the clients that have chosen our Sunrise Ambulatory Care solution, this move will make Eclipsys a significant player in the clinic and physician practice market,” said R. Andrew Eckert, Eclipsys president and chief executive officer.

Market Forces Spur Adoption

A number of forces are combining to make practice management/EMR solutions one of the fastest-growing markets in healthcare information technology today. “Studies have shown that over two-thirds of surveyed physicians in small to mid-sized practices do not yet have an EMR solution, and all of them plan to have one within the next two years,” Eckert noted. “And almost a quarter of practices with an existing solution report they’re planning to replace it soon. So there’s a significant market opportunity here for both Eclipsys and our clients.”

Eclipsys has traditionally focused on providing information software, clinical content and professional services for hospitals and hospital-based health systems. Those larger providers are often tightly aligned with or own a number of clinics and mid- to large-sized physician practices. These health systems have successfully used the Sunrise Ambulatory Care™ application of Eclipsys’ Sunrise Enterprise™ suite of comprehensive clinical, financial and performance-improvement enterprise solutions to coordinate care delivery between the inpatient and outpatient environments.

But with a growing number of specialty and smaller physician practices, health systems have sought a cost-effective way to improve care coordination and expand relationships with loosely affiliated physicians. Web-based practice management and EMR solutions such as those by MediNotes, which are low-cost to implement and maintain, help facilitate those linkages and expanded physician adoption.

Expands Eclipsys Community Solution Suite

Once completed, the acquisition of MediNotes will expand, but not replace, the current Eclipsys solution portfolio. “The MediNotes Clinician solution suite —which will be rebranded — will complement our existing Sunrise Ambulatory Care outpatient clinic solution to meet the needs of physician practices, whether tightly aligned or loosely affiliated. The MediNotes Clinician applications will be joining other Eclipsys solutions comprising our comprehensive community portfolio, such as our patient and clinician portals,” Eckert noted. “We’re pleased this acquisition will enable us to better meet the evolving needs of our health system clients, as well as those of the growing physician practice market.”

Integrated Practice Applications

MediNotes Clinician is a fully integrated practice management/EMR system that can also be implemented as separate solutions. Clinician EMR supports electronic orders and results, point-of care-documentation, e-prescribing and instant access to critical patient information. Clinician PM is designed to increase patient satisfaction by improving the efficiency of office staff and resource utilization. Clinician PM includes a comprehensive and workflow-based dashboard, up-to-date information on appointments, patient and physician kiosks, current billing and accounts receivable status and more, viewed and updated in real time.

The MediNotes Clinician solution suite can be delivered through an ASP (application service provider) or remote hosting model — either by the health system or Eclipsys — and can also be implemented locally. Eclipsys is a recognized leader in quality healthcare IT remote hosting and outsourcing services.

A Winning Combination for Value, Outcomes

“Eclipsys and MediNotes are a winning combination for our clients and the market, as both companies are focused on delivering outstanding value that directly leads to improved outcomes,” said Donald G. Schoen, MediNotes CEO and president. “There’s a great deal of synergy between the entrepreneurial spirit and market-leading solutions of the two companies, and we look forward to becoming part of Eclipsys.”

Eclipsys plans to formally launch these additions to its portfolio at the Eclipsys User Network™ (EUN™) Annual Outcomes Conference, upcoming October 5-8 in Atlanta. Eclipsys also will be demonstrating Sunrise Ambulatory Care and MediNotes Clinician at the MGMA 2008 Annual Conference, October 19-22 in San Diego. For an online tour of the current MediNotes Clinician product, click here or visit www.medinotes.com.

Transaction Details

Eclipsys and a subsidiary of Eclipsys formed for purposes of the acquisition, MediNotes, and certain shareholders of MediNotes, entered into an Agreement and Plan of Merger dated September 19, 2008. Eclipsys will pay a total of approximately $45 million in the transaction, consisting of 39 percent cash and 61 percent Eclipsys common stock, in exchange for the acquisition of MediNotes and retirement of certain arrangements surviving from the acquisition by MediNotes of the business of Bond Technologies, LLC, and affiliates in February 2008. As a result of the transaction, MediNotes will become a wholly owned subsidiary of Eclipsys. The transaction is expected to close within approximately 30 days, following satisfaction of customary conditions.

Advisors

Piper Jaffray & Co. is acting as financial advisor to Eclipsys in the transaction.

About MediNotes

MediNotes Corporation is a privately held company providing health information technology and medical billing solutions to small to mid-sized physician practices. Information solutions include fully integrated practice management and electronic medical record applications that can be implemented separately or together to form a comprehensive solution. For details, see www.medinotes.com.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and business process improvement software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Forward-looking Statements
Statements in this news release concerning the market for EMR solutions, features and use of MediNotes solutions, and growth and conduct of the MediNotes business after the closing, are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Integrating MediNotes with Eclipsys to capture joint potential without interfering with the business model that has enabled MediNotes’ success to date may present challenges, and retention of MediNotes personnel, clients and prospects is important to the success of the transaction. More information about Eclipsys company risks is available in recent Form 10-K and other filings made by the company from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation. Sunrise Ambulatory Care, Sunrise Enterprise, Eclipsys User Network, and EUN are trademarks of Eclipsys Corporation. Other product and company names in this news release are or may be trademarks and/or registered trademarks of their respective companies.